SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 29, 1999

Weirton Steel Corporation

(Exact name of registrant as specified in its charter)

Delaware 1-10244 06-1075442

(State or other jurisdiction (Commission (IRS Employer

of incorporation or File Number) Identification

organization) No.)

400 Three Springs Drive

Weirton, West Virginia 26062-4989

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (304) 797-2000

Item 5. OTHER EVENTS.

On December 29, 1999, the Registrant sold a portion of its

MetalSite interest. The press release is attached hereto.

Media Contact: Gregg Warren, Director

Corporate Communications

(304) 797-2828

Analysts Contact: Rick Garan,

Assistant Treasurer

(304) 797-2728

Date: December 29, 1999

FOR IMMEDIATE RELEASE

WEIRTON STEEL SELLS PORTION OF METALSITE INTEREST;

STEELMAKER WILL STILL HOLD SIGNIFICANT SHARE OF METALSITE

WEIRTON, W.VA. Weirton Steel Corp. (NYSE: WS) today announced it has sold a portion of its holdings in MetalSite L.P. to Internet

Capital Group Inc. (NASDAQ: ICGE), a leading Internet operating company. Weirton Steel will receive approximately $180 million as a result of the transaction, less the cost of completing the transaction.

Weirton Steel, which developed the MetalSite concept, will

continue to own a significant share of the e-commerce company.

The transaction strengthens Weirton Steel's financial base

while enabling our company to continue to participate in

MetalSite's continuing success. We expect to use the amount

realized for corporate purposes, including debt reduction, said

Richard K. Riederer, Weirton Steel president and chief executive officer.

We recognized the potential of doing business over the

Internet several years ago when Weirton Steel was the first to sell steel on-line. Today, our role with MetalSite and the transaction with Internet Capital Group continues our strategy of

creating a business with long-term viability and independence.

Riederer explained that the potential value of MetalSite has yet to be fully realized by the metals industry and Weirton Steel's shareholders.

MetalSite is revolutionizing the way metal is bought and sold,

making the

process more efficient and effective. This is just the beginning of a truly independent

Page 2/Weirton Steel

December 29, 1999

global marketplace.

MetalSite, headquartered in Pittsburgh, sells prime and excess prime steel

through its Web-site for various steel companies. MetalSite is a partnership and began

operations in 1998.

Internet Capital Group is an Internet holding company actively engaged in business-to-business e-commerce through a network of partner companies. It provides operational assistance, capital support, industry expertise and a strategic network of business relationships intended to maximize the long-term potential of more than 45 business-to-business e-commerce partner companies.

MetalSite has nearly 40 sellers on its Web-site including

industry leaders Bethlehem Steel, LTV Steel, Steel Dynamics,

Weirton Steel, WCI Steel and Ryerson Tull. In addition to the buying and selling of metal products, MetalSite provides industry,

national and business news along with industry statistics.

Weirton Steel is the eighth largest U.S. integrated steel

company. It produces hot-rolled, cold-rolled, galvanized and tin-

plated steel products.

Additional contacts:

Mike Kelly, MetalSite, Director Corporate Communications, (412) 490-

4900, ext. 229.

Sherri Wolf, ICG, Managing Director of Investor Relations, (617) 338-

7171.

SIGNATURES

Pursuant to the requirements of the Securities and

Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly

authorized.

WEIRTON STEEL CORPORATION

Dated: January 6, 2000 By:/s/William R. Kiefer

William R. Kiefer

Vice President - Law

And Secretary